Exhibit 99.1

Innovative Payment Solutions, Inc. Appoints Richard Rosenblum as
President and Chief Financial Officer

CARMEL, CA, July 28, 2021 - Innovative Payment Solutions, Inc. (OTCQB: IPSI) (“Innovative” or the “Company”), a California-based fintech company focused on building a 21st century universal digital payment platform, IPSIPay, today announced the appointment of Richard Rosenblum as the Company’s new President and Chief Financial Officer.

Mr. Rosenblum is an entrepreneur and business veteran in the areas of the financial services, capital markets, healthcare, technology, and real estate. His experience ranges from being a managing director at several investment merchant banks as well as a C-suite executive. Mr. Rosenblum has sat as a director on boards of both public and private companies that focus on healthcare, life sciences and technology. He is also the founder of Harborview Capital, where he led a team of strategic advisors in the areas of capital formation, merchant banking and management consulting, and funding over $250 million in capital for companies.

William Corbett, CEO of Innovative Payment Solutions, Inc. said, “We are excited to welcome Richard as a part of our team. His leadership experience and strong finance and capital markets background, particularly with emerging growth, will prove invaluable in helping with investment negotiating structuring and funding. With our payment processing system in its final stages of development, Richard’s addition will play a key role in its successful roll-out and implementation.”

Mr. Rosenblum added, “With the Company’s launch of its payment processing system quickly approaching, I believe there is a significant opportunity for the firm and am confident that my experience with emerging growth companies will enable me to help the Company in executing on its business plan.”

About Innovative Payment Solutions, Inc

Innovative Payment Solutions, Inc. strives to offer cutting edge digital payment solutions for consumers and service providers. Innovative Payment Solutions Inc.’s ecosystem will span multiple devices such as self-service kiosks, mobile applications and POS terminals offering alternative payment methods to meet the needs of consumers and service providers. (investor.ipsipay.com)

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statement of historical fact contained in this press release are forward-looking statements. In some case, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate, “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the or the negative of these terms or other comparable terminology and include statements regarding the investment into Frictionless Financial Technologies, Inc. enhancing, accelerating, complementing and expanding the late-stage development of our digital platform, the completion of the development of our digital platform and the roll-out of our all-in-one payment processing solution. These forward-looking statements are based on expectations and assumptions as of the date of the press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectation include, among others, our ability to accelerate and expand the late-stage development of our digital platform, our ability to complete development of our digital platform, our ability to roll-out our all-in-one payment processing solution as planned, our ability to launch our kiosks rollout program in Southern California as previously planned before COVID-19, our ability to position the Company for future profitability, the duration and scope of the COVID-19 outbreak worldwide, including the impact to the economy in California and Mexico, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For investor inquiries please call (866) 477-4729 or email investors@ipsipay.com.